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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 28, 1996
                        (Date of earliest event reported)




                                   AMNEX, INC.
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               (Exact name of Registrant as specified in charter)



    New York                         0-17158                   11-2790221
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 (State or other               (Commission File No.)      (IRS Employer Identi-
jurisdiction of                                               fication Number)
incorporation)


                      101 Park Avenue, New York, New York 10178
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                 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (212) 867-0166
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Effective June 28, 1996, AMNEX, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Capital Network System, Inc. ("CNSI") pursuant to a merger of the Company's wholly-owned subsidiary, AMNEX Acquisition Company, with and into CNSI. CNSI, based in Austin, Texas, provides a variety of telecommunications services for operator-assisted and direct-dialed long distance telephone calls transmitted primarily from international points to locations in the United States.

          Pursuant to the acquisition agreement, as amended (the "Acquisition Agreement"), the Company has issued to the former shareholders of CNSI (the "Former CNSI Shareholders") an aggregate of 4,099,086 Common Shares of the Company (the "Merger Shares") and two-year warrants for the purchase of an aggregate of 400,000 Common Shares of the Company at an exercise price of $4.51 per share (the "Warrants"). Of the Merger Shares, 1,861,802 are being held in escrow and will be available (i) to effect a reduction of the purchase price in the event that the negative working capital of CNSI as of the closing date and certain other amounts payable as of such date exceeded a certain threshold amount as provided for in the Acquisition Agreement and (ii) to indemnify the Company against certain breaches of the Acquisition Agreement as set forth therein.
          Concurrently with the closing, the Company advanced to CNSI cash in the approximate amount of $1,000,000. Such proceeds have been used by CNSI to pay certain employee separation costs.

          Pursuant to the Acquisition Agreement, the Company agreed that, under certain circumstances, it will use its best efforts to cause one-half of the Merger Shares and one-half of the Common Shares of the Company acquired upon exercise of the Warrants to be registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), approximately 12 months after the closing date. In addition, the Company agreed that, under certain circumstances, it will use its best efforts to cause the remaining Merger Shares, as well as the other Common Shares of the Company acquired upon exercise of the Warrants, to be registered for sale thereunder approximately 24 months after the closing date. In addition, pursuant to the Acquisition Agreement, the Company granted certain piggyback registration rights with respect to the Merger Shares and such Common Shares underlying the Warrants.

          Pursuant to the Acquisition Agreement, a majority in interest of the Former CNSI Shareholders shall have the right to nominate, at the Company's next meeting of shareholders at which directors are elected, one member to join the Company's Board of Directors. In addition, for a period of two years following the closing date, the Former CNSI Shareholders shall be entitled to nominate such number of directors of the Company as will approximately represent (rounding down to the next lower number), by reference to the number of Common Shares of the


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Company then held by them which are not saleable either pursuant to an effective registration statement or Rule 144, promulgated under the Securities Act, their proportionate share of the total number of Common Shares of the Company then issued and outstanding. The parties agreed further that the initial nominee of the Former CNSI Shareholders shall be Robert A. Rowland, who served as Chairman of the Board of CNSI until the closing.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND
          EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               To be filed by amendment.

          (b)  PRO FORMA FINANCIAL INFORMATION.

               To be filed by amendment.

          (c)  EXHIBITS.

                2.1 Stock Purchase Agreement, dated as of April 26, 1996, among
                    AMNEX, Inc., Robert A. Rowland, Delajane Rowland, Donald D. Simmons, C. Michael Moehle, Barbara Ann Cromwell, Ellen E. Wood, Daniel N. Matheson, Capital Network System, Inc., Capital Network International, Inc., Capital Network Mexico, S.A. de C.V., and Point to Point Communications Company.

                2.2 First Amendment to Stock Purchase Agreement, dated as of
                    June 28, 1996, by and among the foregoing parties as well as Sirrom Capital Corporation and Spectrum Global Telecommunications Pty Limited.

                4 Form of Warrant, dated as of June 28, 1996, for the purchase of an aggregate of 400,000 Common Shares of AMNEX, Inc.

               23   Consent of Price Waterhouse LLP - to be filed by amendment.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  AMNEX, INC.


Dated: July 12, 1996                    By:/s/ Kenneth G. Baritz
                                           ----------------------------
                                             Kenneth G. Baritz
                                             Chairman of the Board